UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 30, 2020

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 E. Swedesford Road Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value	LPT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 30, 2020, at a Special Meeting of Shareholders (the “Special Meeting”) of Liberty Property Trust (the “Trust”), the shareholders of the Trust voted on the (i) approval of the Company Mergers as defined, and on the terms and conditions set forth, in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 27, 2019, by and among the Trust, Leaf Holdco Property Trust, Liberty Property Limited Partnership, Prologis, Inc., Lambda REIT Acquisition LLC, Prologis, L.P. and Lambda OP Acquisition LLC (the “Merger Proposal”); (ii) approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of the Trust in connection with the Company Mergers and the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (iii) approval of one or more adjournments of the Special Meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Mergers on the terms and conditions set forth in the Merger Agreement (the “Adjournment Proposal”).

There were 157,835,239 common shares of beneficial interest of the Trust outstanding and entitled to vote on the record date for the Special Meeting, and 123,656,848 common shares were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, the Merger Proposal was approved by the shareholders of the Trust. The Compensation Proposal was also approved by the shareholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal.

The final voting results from the Special Meeting were as follows:

Proposal 1. Approval of the Company Mergers on the terms and conditions set forth in the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,007,266	215,985	433,597	0

Proposal 2. Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of the Trust in connection with the Company Mergers and the other transactions contemplated by the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,581,681	24,578,271	496,896	0

Proposal 3. Approval of one or more adjournments of the Special Meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Mergers on the terms and conditions set forth in the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,985,364	14,191,648	479,836	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 30, 2020
104	Cover Page Interactive Data File (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ Shawn Neuman
Name:	Shawn Neuman
Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ Shawn Neuman
Name:	Shawn Neuman
Title:	Secretary and General Counsel

Dated: January 30, 2020